For Immediate Release

Disinfection Technology Innovator Applied UV Inc. Announces Two Acquisition Agreements

Which Would Effectively Double the Size of the Company

The Acquisition of PURO Lighting, LLC and LED Supply Co. Would Expand AUVI’s Capabilities to Sell Its FDA Cleared Disinfection Products and Solutions and Also Would Provide Access To PURO’s Strategic Relationships

(Mount Vernon, NY) December 20, 2022 – Applied UV, Inc. (NASDAQ:AUVI) ("Applied UV" or the "Company"), a proven disinfection technology solutions leader, announces two acquisition agreements that would effectively double the size of the company, positioning it for significant future revenue growth.

The strategic acquisitions of privately-held PURO Lighting, LLC (“PURO”) and LED Supply Co. (“LED Supply”) would enable Applied UV to expand distribution and sales capabilities of a broad range of highly complementary, proprietary and patented, FDA-cleared disinfection devices, ultimately positioning the company for deeper expansion into current markets and enhanced revenue growth after closing. In addition, the transaction would allow Applied UV to access and build upon PURO’s existing strong commercial relationship with Acuity Brands, Inc. (NYSE:AYI) (“Acuity”).

“Along with our proprietary FDA cleared disinfection technology, the PURO and LED Supply Co acquisitions would help us further our vision of being the leading player in the disinfection technology space,” said Max Munn, Applied UV Founder and President. “The acquisitions would support the expansion of product lines with an end-to-end solution for pathogen destruction, enhancing our presence in key vertical markets, leading to rapid revenue enhancement,” said Max Munn, Applied UV Founder and President. “By leveraging PURO’s existing relationships, we would also have access to a portion of Acuity’s UV product portfolio.”

Today’s announcement continues Applied UV growth strategy, enabling the company to serve key domestic and international vertical markets such as healthcare, agriculture, cannabis, alcohol (wine), education and hospitality. The acquisitions of PURO and LED Supply, together with the 2021 acquisitions of Airocide®, KES Science & Technology, and Scientific Air Management, creates one of the broadest portfolios of patented air disinfection and purification technologies capable of addressing every major commercial market, including hospitals and assisted living facilities, schools, government and military buildings, prison systems, hotels, commercial buildings as well as food transportation and storage that extends the shelf life of agricultural products, including cannabis.

“With an estimated additional $18 million in revenue for the 12 months ending September 30, 2022, the PURO and LED Supply acquisitions would effectively double the size of our company,” said Munn. “We anticipate that the combined company is likely to generate approximately $45-$50 million of revenues in FY 2023, with a strong balance sheet to support the revenue growth. Further, we anticipate significant cost savings through synergies that will reduce our overhead expenses and therefore improve our margins.”

Applied UV entered into definitive agreements effective December 19, 2022 to merge both PURO Lighting and LED Supply with merger subsidiaries. The combined transaction value of these acquisitions would be approximately $20 million. The approximate $20 million in consideration for these transactions is a combination of cash and restricted common and restricted preferred shares. The portion of the purchase price that consists of the restricted common shares was based on a price per share of $2.00, which is significantly above current market prices. The closing of the acquisitions will be subject to certain standard closing conditions including the approval of the Applied UV board of directors.

About Applied UV

Applied UV, Inc. (“AUVI”) develops and acquires proprietary infection prevention and control technology in the healthcare, commercial & public venues, food transportation/storage, cannabis and education vertical markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. (“SteriLumen”) and Munn Works, LLC (“Munn Works”). Sterilumen owns and markets a portfolio of products with advanced pathogen elimination technology, branded Airocide® by Sterilumen, Scientific Air™ by Sterilumen, Airoclean™ 420 by Sterilumen, and Lumicide™ by Sterilumen.

Leading organizations globally rely on AUVI’s air purification systems to completely eliminate airborne and surface infections, mold, bacteria, allergens and other contaminants. Our customers include Kaiser Permanente, NY Health+Hospitals, Baptist Health South Florida, Boston Red Sox’s Fenway Park, JetBlue Park, France’s Palace of Versailles, Invited Clubs, Whole Foods, Del Monte Foods, U.S. Department of Veterans Affairs, and more.

NASA used Airocide’s proprietary Photocatalytic Oxidation technology to sanitize the International Space Station.

Scientifically proven to reduce Healthcare Acquired Infections (HAI), Scientific Air™ offers a proprietary 3-stage technology integrating HEPA filters, ultraviolet germicidal light chamber and active carbon substrate.

For information on Applied UV, Inc., and its subsidiaries, please visit the following websites:

https://www.applieduvinc.com/

https://www.sterilumen.com

https://airoclean420.com/

About LED Supply Co.

LED Supply Co. was founded in 2009 as a distributor and manufacturer of state-of-the-art LED fixtures. Identified as one of Forbes Fastest Growing Companies, today LED Supply Co. is a national lighting, controls, security and technology distributor managing some of the largest national accounts and lighting design projects throughout the US market. Since beginning operations, LED Supply Co has completed over 2,500 LED lighting and controls projects throughout North America and continues to grow and expand operations through its national sales force and e-commerce site. For more information, visit www.ledsupplyco.com.

About PURO UV Disinfection Lighting

Launched in 2019 in Lakewood, Colorado, PURO® Lighting promotes health and safety by bringing proven and powerful UV light disinfection devices to all indoor spaces where people gather including hospitals, schools and universities, medical and manufacturing facilities, transportation, office buildings, and much more, all without the use of chemicals. From HVAC systems to in room and upper air disinfection, PURO Lighting products offer a wide variety of UV technologies to provide continuous disinfection of air in occupied spaces and can rapidly disinfect any indoor area inactivating up to 99.9% of viruses, bacteria, fungi and more including today's SARS-CoV-2 virus. Our proprietary software, PURONet UV Disinfection Control System, allows for real time data collection and reporting to help create a safer environment in all spaces. For more information, visit www.purolighting.com.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For additional Company Information:

Max Munn, President, Founder and a Director

Applied UV Inc.

m.munn@sterilumen.com

Contact:

Brett Maas, Managing Principal

Hayden IR

brett@haydenir.com

(646) 536-7331